CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS
BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   Exhibit 10.23


                         SENIOR SECURED PROMISSORY NOTE
                         ------------------------------

$9,750,000                                                 November 15, 2001
                                                           San Diego, California



         FOR VALUE RECEIVED, Women First HealthCare, Inc., a Delaware corporation with offices at 12220 El Camino Real, Suite 400, San Diego, California 92130 ("Maker"), promises to pay to the order of American Home Products Corporation, a Delaware corporation with offices at 5 Giralda Farms, Madison, New Jersey 07940 (the "Payee"), on or before November 30, 2004 (the "Maturity Date"), the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($9,750,000).

         For the purposes of this Senior Secured Promissory Note (the "Senior Note"), capitalized terms used herein have the meaning set forth below (the singular shall be interpreted to include the plural and vice versa, unless context clearly dictates otherwise), all capitalized terms used herein but not defined shall have the meanings set forth in the Asset Purchase Agreement, dated as of November 15, 2001, by and among the Payee and the Maker (the "Asset Purchase Agreement").

         1.       Payment Terms.
                  -------------

         (a) Interest. No interest shall accrue on the principal balance of this
             --------
note so long as such sums are paid when due. In the event a payment is not made when due, the terms of paragraph 1(e) shall apply.

         (b) Manner of Payment. On each of November 29, 2002, November 28, 2003
             -----------------
and November 30, 2004 (each a "Principal Payment Date"), Maker shall pay Payee in cash in immediately available funds, the sum of three million two hundred fifty thousand dollars ($3,250,000) which shall reduce the principal amount of this Note by such amount, plus interest on any overdue amounts, if any. The Maker shall make any payment hereunder by wire transfer in immediately available funds to a bank account of the Payee set forth on Annex A or otherwise designated by the Payee in writing to the Maker.

         (c) Business Day. Whenever any payment hereunder shall be stated to be
             ------------
due on a day other than a day of the year on which banks are not required or authorized to close in New York (any such other day being a "Business Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, if applicable.

         (d) Prepayment. At its option, the Maker may, at any time on or after
             ----------
January 3, 2002, prepay all or part of the principal of this Senior Note plus accrued interest, if any, without penalty or premium.

         (e) Late Payments. If any amounts required to be paid by the Maker
             -------------
under this Senior Note remain unpaid for a period of five (5) Business Day after such amounts are due, the Maker shall pay interest on the aggregate, outstanding balance of such overdue amounts from the date due until those amounts are paid in full at a per annum rate equal to the lower of (i) fifteen percent (15%) or
(ii) the maximum rate permitted by applicable law.

         2.       Representations and Warranties. The Maker hereby represents
                  ------------------------------
and warrants to the Payee as follows:

         (a) Corporate Organization. The Maker is a corporation duly organized
             ----------------------
and validly existing under the laws of its jurisdiction of incorporation. The Maker is in good standing under the laws of its jurisdiction of incorporation. The Maker has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being or is proposed to be conducted and is duly licensed or qualified as a foreign corporation in each domestic or foreign jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be reasonably expected to have a material adverse effect on the business, operations or financial condition of the Maker (a "Material Adverse Effect").

         (b) Authority Relative To This Senior Note. The Maker has the requisite
             --------------------------------------
corporate power and authority to execute and deliver this Senior Note and to consummate the transactions contemplated hereby. The execution and delivery by the Maker of this Senior Note and the consummation by the Maker of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Maker and no other corporate proceeding is necessary for the execution and delivery of this Senior Note, the performance by the Maker of its obligations hereunder and the consummation by the Maker of the transactions contemplated hereby.

         (c) Valid Obligations. This Senior Note and all of its terms and
             -----------------
provisions are legal, valid and binding obligations of the Maker enforceable in accordance with its terms, except to the extent that enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, foreclosure, reorganization, moratorium or similar laws affecting creditors' rights or general equitable principles.

         (d) Approvals. The execution, delivery and performance of this Senior
             ---------
Note by the Maker do not and will not (i) require any approval or consent of, or filing or registration with any governmental or other agency or authority or any other person, (ii) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or by-laws of the Maker, or (iii) contravene any provisions of, or constitute an Event of Default (as hereinafter defined) or a default under, or an event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default or a default under any other material agreement, instrument, judgment, order, decree, permit, license or undertaking biding upon or applicable to the Maker or any of its properties, or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Maker.

         (e) Event of the Default. As of the date of this Senior Note, no Event
             --------------------
of Default exists, and no event or condition exists which with the passage of time or the giving of notice, or both, would constitute an Event of Default.

         3.       Covenants. During the term of this Senior Note and so long as
                  ---------
any obligation of the Maker of this Senior Note remains outstanding, the Maker shall:

         (i) maintain insurance, in such amounts (including, without limitation, so-called "all-risk" coverage: at replacement value and "broad form" liability coverage), against such hazards and liabilities and for such purposes as the Maker shall determine is reasonable to insure the value of its properties and as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties;

         (ii) pay or cause to be paid in all material respects all taxes, assessments or governmental charges on or against it or its properties prior to such taxes becoming delinquent; except for any tax, assessment or charge which is being contested in good faith by proper legal proceedings and with respect to which adequate reserves have been established and are being maintained in all material respects;

         (iii) permit any debt holders to have secured rights to the Assets senior to Payee;

         (iv) upon becoming aware of the existence of any condition or event which would cause an Event of Default, or any condition or event which would upon notice or passage of time, or both, constitute an Event of Default, promptly (and in any event within five (5) Business Days) give the Payee written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto; and

         (v) promptly (and in any event within five (5) Business Days) notify the Payee in writing upon becoming aware of any occurrence, condition or event affecting the Maker, including without limitation, any litigation or investigative proceedings of a governmental agency or authority commenced or threatened against it, which is likely to have a Material Adverse Effect.

         4.       Events of Default. The occurrence or existence of any one or
                  -----------------
more of the following shall constitute an "Event of Default" hereunder:

         (a) Maker (i) applying for or consenting to the appointment of a receiver, trustee or liquidator of it or substantially all its property, (ii) admitting in writing its inability to pay its debts as they mature, (iii) making any material misrepresentation to the Payee

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

contained in this Senior Note, (iv) making a general assignment for the benefit of creditors, or (v) filing a petition seeking relief under any foreign, federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer or consent admitting the material allegations of a petition filed against it in any proceeding under any such law; or

         (b) entry against the Maker of an order, judgment or decree by any court of competent jurisdiction, approving a petition seeking bankruptcy, reorganization, readjustment of debt, dissolution, liquidation, or winding up of the Maker, or appointing a receiver, trustee or liquidator of the Maker or of all or substantially all the assets of the Maker, or if any petition seeking such relief is filed against the Maker and is not stayed or dismissed within ninety (90) days after the date of such filing; or

         (c) appointment of a committee of the Maker's creditors or liquidating agents, or offering of a composition or extension to the Maker's creditors, in each case with the consent or acquiescence of the Maker; or

         (d) an occurrence, condition or event that constitutes a Material Adverse Effect that continues or is likely to continue unresolved for thirty
(30) days; or

         (e) Maker failing to pay within five (5) Business Days of when due any amount owed under this Senior Note.

         5.       Unconditional Payment. The Maker specifically and
                  ---------------------
affirmatively waives any rights of set-off it may have, or ever have, against the Payee for payment of this Senior Note pursuant to any arrangements between the Maker and the Payee or otherwise. The Maker agrees to pay all amounts owing under this Senior Note without set-off, counterclaim, or defense of any nature whatsoever and, in any litigation arising out of or relating to this Senior Note or to the payment of any portion thereof in which the holder of this Senior Note and the Maker shall be adverse parties, the Maker hereby waives the right to interpose any set-off, counterclaim, or defense whatsoever (other than the defense of actual payout).

         6.       Security. The Senior Note shall be secured by a Security
                  --------
Agreement of even date herewith between Maker and Payee. Payee, as holder of this Senior Note, will have a first priority security interest in all Assets sold by Payee to Maker under the Asset Purchase Agreement. This Senior Note is an unsubordinated obligation of the Company and is equal in right of payment with other unsubordinated obligations of the Company, except with respect to the Assets which Payee shall have a first secured creditor interest.

         7.       Remedies. Upon the occurrence or existence of any Event of
                  --------
Default and where the Maker has not cured such default within thirty (30) days of receipt of a written notice of such default from the Payee, the Payee may declare all outstanding obligations payable by the Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to all rights and remedies that the Payee may have at law or in equity

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

in the Event of Default which has not been cured in the requisite time period, Payee may terminate the Trademark License Agreement and Maker shall use diligent efforts to promptly transfer the applicable NDAs for the Products back to the Payee or to Payee's designee. Such transfer and termination of the Trademark License Agreement are for the purpose of facilitating Payee, as secured party, obtaining possession of the property subject to the transfer and termination following an Event of Default under this Senior Note, provided that Payee may be obligated as secured party to take such actions with respect to such property to act in accordance with the material applicable provisions of the Uniform Commercial Code.

         8.       Notice. All communications required or permitted to be given
                  ------
by the Maker to the Payee hereunder or by the Payee to the Maker hereunder shall be given in the manner and subject to the provisions of Section 12.2 of the Asset Purchase Agreement.

         9.       Miscellaneous. The Maker shall pay all reasonable fees and
                  -------------
expenses, including reasonable attorneys' fees, incurred by the Payee in connection with any legal action brought or other legal expenses reasonably incurred for the enforcement of any of the Maker's obligations hereunder not performed when due. This Senior Note shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the principles of conflicts of laws thereunder. No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Senior Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion. No provision of this Senior Note may be amended or waived except by a writing executed by the Maker and the Payee. This Senior Note may not be assigned by the Maker without Payee's prior written consent; provided that Maker may assign this Senior Note to an Affiliate (it being agreed and understood that such assignment shall not relieve Maker of its obligations hereunder in the event of default by its Affiliate) or to an entity that mergers with or acquires all or substantially all of the assets of Maker.

         10.      Payoff Requirement. In the event that Maker combines with or
                  ------------------
is acquired by another entity, Maker is not the surviving or controlling entity and the combined or surviving entity has a credit rating lower than investment grade, this Senior Note shall be accelerated and payment in full shall be required no more than 20 business days following the closing of such transaction. . This provision shall not toll or extend any acceleration of this Senior Note in the case of a default by Maker.

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

                                    * * * * *

         IN WITNESS WHEREOF, the Maker has caused this Senior Note to be executed as of the day and year first above written.

                                       Women First Healthcare, Inc.


                                       By:    ____________________________
                                       Title: ____________________________




Attest:



___________________________

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

ANNEX A
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Wire Instructions:
------------------

Please have the proceeds wired in accordance with the following instructions:

***
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*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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